AMENDMENT TO THE BYLAWS
OF
DWS RREEF REAL ESTATE FUND II,
INC.

      This Amendment to the Bylaws of DWS
RREEF Real Estate Fund II, Inc., a Maryland corporation, is effective as of March 9, 2011.
      Article II, Section 2 of the Bylaws is
hereby amended to read as follows:
           Section 2.  ANNUAL MEETING.
The Corporation is not required to hold an annual meeting of stockholders in any year in which the election of directors is not required to be acted upon under the Investment Company
Act of 1940, as amended (the "Investment
Company Act"). If a meeting of stockholders of the Corporation is required by the Investment
Company Act to take action on the election of directors, then there shall be an annual meeting to elect directors and take such other action as may properly come before the meeting on a date and time duly designated by the Board of Directors, but no later than 120 days after the occurrence of the event requiring the meeting.


AMENDMENT TO THE BYLAWS
OF
DWS RREEF REAL ESTATE FUND II,
INC.

      This Amendment to the Bylaws of DWS
RREEF Real Estate Fund II, Inc., a Maryland
corporation, is effective as of April 1, 2011.
      Article III, Section 4 of the Bylaws is
hereby amended to read as follows:
            Section 4.	SPECIAL
MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the Chairman, the President, the Treasurer, or two or more Directors, or by such other persons as the Board may from time to time authorize.
The person or persons authorized to call special meetings of the Board of Directors may fix any place as the place for holding any special meeting of the Board of Directors called by them. The Board of Directors may provide, by resolution, the time and place for the holding of special meetings of the Board of Directors without notice other than such resolution.


Exhibit 77Q1 - DWS RREEF Real Estate Fund
II, Inc.
E:\Electronic Working Files\03 - NSAR\2011\6-30-11\
DWS RREEF Real Estate Fund II\03-Exhibits\Exhibit
77Q1 RREEF II - By-Law Amendments.doc